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                                                                 Exhibit (j)(1)

           Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Sanford C. Bernstein Fund II, Inc. - Intermediate Duration Institutional
Portfolio:

We consent to the use of our report, incorporated herein by reference, dated November 22, 2006, for the Sanford C. Bernstein Fund II, Inc. - Intermediate Duration Institutional Portfolio as of September 30, 2006 and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "CUSTODIAN, TRANSFER AGENT, COUNSEL, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                                        /s/ KPMG LLP

New York, New York
January 29, 2007

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           Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 22, 2005, relating to the financial statements and financial highlights, which appears in the September 30, 2005 Annual Report to Shareholders of Sanford C. Bernstein Fund II, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Custodian, Transfer Agent, Counsel, Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
January 24, 2007

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